Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion in this registration statement on Form S-3 of our report dated March 31, 1998, except for Notes 1 and 14, as to which the date is April 14, 1998, on our audits of the financial statements of Berkshire Physicians and Surgeons, P.C. We also consent to the reference to our firm under the caption "Experts."



Boston, Massachusetts                              COOPERS & LYBRAND L.L.P.
April 14, 1998